Date of Grant: January 31, 1998

Grantee: James A. Coggin

Number of shares: 75,000


                 RESTRICTED STOCK GRANT AGREEMENT
                    UNDER THE PROFFITT'S, INC.
                 1997 STOCK-BASED INCENTIVE PLAN



     PROFFITT'S, INC., a Tennessee corporation (the "Company"), hereby grants to the person named above (the "Grantee") a conditional grant (the "Grant") of the number of shares of common stock of the Company listed above (the "Shares"), subject in all respects to the terms of this agreement (the "Agreement") and the Company's 1997 STOCK-BASED INCENTIVE PLAN (the "Plan"), which is incorporated herein.

     1. Restrictions and Return Provisions. The Shares shall be subject to the following restrictions:

          (a) Except as permitted in paragraph 5 of this Agreement, neither this Grant nor the Shares issued hereunder may be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered prior to delivery of a certificate for unrestricted Shares to the Grantee pursuant to paragraph 3 of this Agreement.

          (b) All rights of the Grantee to such restricted Shares shall terminate without any payment by the Company to the Grantee, if the Grantee voluntarily terminates employment with the Company, or if the Company terminates the Grantee's employment for "cause," as defined in the Grantee's employment contract.

     2. Lapsing of Restrictions. The Shares covered hereby shall vest in the following ways:

          (a) Restrictions shall lapse as a function of the Company's achieving certain performance goals, as determined by the Human Resources Committee of the Board of Directors (the "Committee"). Shares shall be earned on the basis of achievement of those goals for fiscal years 1998, 1999, and 2000. Those performance goals, as currently formulated, are attached as an addendum to this agreement. The Committee shall have the unilateral authority to modify or change those goals and to determine whether the goals have been achieved. In the exercise of such discretion, the Committee may consider any matter relevant to those performance goals, including but not limited to, extraordinary gains or losses, mergers and acquisitions, changes in accounting methods, and changes in company policies. Within 90 days after the end of each fiscal year, the Committee shall inform the Grantee as to the number of Shares earned for that fiscal year. The Committee's decision is conclusive and binding upon the Grantee.

          (b) With regard to Shares earned in accordance with paragraph 2(a) ("Earned Shares"), 25% of such Earned Shares shall immediately vest, and an additional 25% of such Earned Shares shall vest at the end of each of the following three fiscal years.

          (c) Upon a "Change in Control" as defined in the Plan, all Shares shall immediately vest.

          (d) Upon the Grantee's death or disability, all remaining Earned Shares shall immediately vest.

          (e) The Committee shall have the discretionary authority to vest any and all Shares at any time.

          (f) All Shares shall automatically vest ten (10) years after the date of this Grant.

     3. Certificates. The Grantee is entitled to a certificate representing any Shares that become fully vested, and such a certificate shall be issued at Grantee's request.

     4.   General Provisions.

          (a) The Grantee acknowledges that the he or she shall comply with this Agreement and applicable securities laws if he or she decides to offer or dispose of any Shares. The Company may require the Grantee to make any other representation and warranty to the Company as may be appropriate or required by any law or regulation.

          (b) Nothing in this Agreement shall confer upon the Grantee any right to continued employment with the Company. Any such right must be found in a separate written employment contract.

     5. Non-transferability of Grant. This Grant may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution.

     6.   Withholding.

          (a) Prior to the delivery of certificates representing unrestricted Shares under paragraph 3, the Grantee shall remit to the Company an amount sufficient to satisfy any federal, state or local tax-withholding requirements. The Grantee may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date and must comply with all applicable securities laws and other legal requirements, as interpreted by the Committee.

          (b) The Company reserves the right to make whatever further arrangements it deems appropriate for the withholding of any taxes in connection with any transaction contemplated by this Agreement.

     7. Adjustments in Shares. In the event of any change in the outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, stock split, combination of shares, exchange of shares, or the like, the Committee shall make equitable adjustments to the Shares.

     8. Tax Elections. The Grantee may make an election in accordance with Section 83(b) of the Internal Revenue Code to include in the Grantee's gross income the value of the Shares in the year of this agreement.

     9. Merger and Amendment. This Agreement supersedes any other agreement, written or oral, between the parties with respect to the subject matter hereof. This Agreement may only be amended with the consent of the Committee and a written instrument executed by the Company and the Grantee.

     10. Grantee Acknowledgment. Grantee acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Grant subject to all the terms and provisions thereof. Grantee hereby agrees to accept as binding the decisions and interpretations of the Committee upon any question arising under this Agreement or the Plan.

                              PROFFITT'S, INC.


                              By:  ____________________________________
                              Its: Executive Vice President



                              ____________________________________
                              James A. Coggin
                              Grantee